SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934



                          Date of Report: March 2, 2004

               Date of earliest event reported: February 27, 2004



                          MAINE & MARITIMES CORPORATION
             (Exact name of registrant as specified in its charter)


                                      Maine
                         (State or other jurisdiction of
                          incorporation or organization)


                                   333-103749
                              (Commission File No.)


                                   30-0155348
                      (I.R.S. Employer Identification No.)


                   209 State Street, Presque Isle, Maine 04769
               (Address of principal executive offices) (Zip Code)


                   Registrant's telephone number: 207-760-2499

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Maine & Maritimes Corporation


Item 5. Other Events.

MPUC Approves Stranded Cost Revenue Requirements Effective March 1, 2004

This 8-K filing is to serve as notice to our investors and customers that Maine Public Service Company (MPS), a wholly owned subsidiary of Maine & Maritimes Corporation, has received final approval from the Maine Public Utilities Commission (MPUC) for the stranded cost revenue component of its electric delivery rates. Under Title 35-A of the Maine Revised Statutes Annotated,
Section 3208, the MPUC is required to periodically investigate and adjust the stranded cost charges reflected in the rates of a transmission and distribution utility. In accordance with this provision, on September 16, 2003, in Docket No. 2003-666, the MPUC issued a notice of investigation in order to determine whether MPS's rates must be changed effective March 1, 2004 to reflect any changes in MPS's stranded costs. On February 27, 2004, the MPUC issued an order approving a stipulation under which MPS is allowed to recover $11,785,339 per year to satisfy its approved stranded cost revenue requirements for the "rate effective period" beginning March 1, 2004 and ending on December 31, 2006. The approved revenue requirement for the rate effective period ended February 29, 2004 was $11,540,000. Under the approved stipulation MPS's stranded cost rates approved in Docket No. 2003-85 will remain in effect during the rate effective period. The stipulation approved by the MPUC in Docket 2003-666 also approved and reaffirmed each of the elements and associated balances of MPS's recoverable stranded costs as set forth in Exhibit 99 hereto.

As explained more fully below, during the course of Docket 2003-666 the parties reviewed the manner in which MPS was recovering and accounting for its carrying charges associated with the deferred fuel element of its stranded cost. As a result of the stipulation approved in Docket No. 2003-666, MPS will record deferred income tax expense associated with deferred fuel carrying charges during the rate effective period from March 1, 2004 through December 31, 2006, as compared to past treatment where such expense was deferred for future recovery. Because the deferred fuel carrying charge component of MPS's stranded costs is not expected to fully amortize until 2012, the Company anticipates that deferred income tax expense will be incurred through 2012, subject to future stranded cost filings with the MPUC. In Dockets 98-577 and 2001-240, the parties stipulated that MPS would accrue carrying costs on its unrecovered fuel balance (the "deferred fuel account") during the respective rate effective period at its net of tax cost of capital rate. Consistent with the stipulation in Docket No. 2001-240, MPS accrued a carrying charge using the net of tax rate of 7.98 % through October 31, 2003 applied against its unrecovered deferred fuel balance. From November 1, 2003 to December 31, 2003 MPS accrued its carrying charge using a net of tax rate of 7.06%, based on the cost of capital approved in Docket No. 2003-85 (described in Docket 2003-85 Partial Stipulation filed on September 2,
2003).

During the course of the Docket 2003-666 proceeding, MPS determined that it had not previously recognized accumulated deferred income taxes with respect to the carrying charges on the deferred fuel account and that the recording of a deferred tax liability to its balance sheet pursuant to FAS 109 in the amount of $2.896 million was required. The deferred fuel balance as of March 1, 2004 prior to any adjustment was $18,838,000. Under the stipulation MPS is allowed to adjust its accumulated deferred income tax account and the deferred fuel balance by $2,896,000, as of March 1, 2004, resulting in a total deferred balance as of March 1, 2004 of $21,734,000. Under the approved stipulation the parties also agreed that the return component on the deferred fuel balance should be reduced in such a manner that ratepayers were held harmless on a net present value basis as a result of the March 1, 2004 adjustment to the deferred fuel balance. During the rate effective period ending on December 31, 2006, the overall pre-tax return component on the deferred fuel balance will be 8.28%, reflecting a 6.17% return on equity. The return on the deferred fuel balance will be reviewed in future stranded cost rate setting proceedings and will be adjusted as necessary in order that the present value of the revenue requirements of the deferred fuel account without the adjustments described above equals the present value of the revenue requirements of the deferred fuel account with the adjustments. MPS concludes that as a result of this stipulation and the foregoing described adjustment to the deferred fuel balance and the accumulated deferred income tax liability that no further adjustment is necessary under FAS 109 in order to reflect prior unrecorded deferred income taxes.

The decreased cost of capital rate beginning on March 1, 2004 will have an impact on future stranded cost earnings and cash flow, but will not impact future distribution or transmission earnings. In the year 2004, the Company anticipates that it will record deferred income tax expense of approximately $412,000 associated with the deferred fuel carrying charges. The amount of deferred income tax expense recorded in future years will vary depending upon the amount of the accrued carrying charge in any year, and the tax rates then in effect. The Company anticipates that earnings from carrying charges on its stranded costs in 2004 will be approximately $267,000 lower than the amount that would have been recorded had the Company continued to use the original cost of capital on its deferred fuel balance, for a total earnings impact of $679,000 in 2004. The impact on future earnings resulting from the agreed upon lower cost of capital, when compared against the cost of capital used in prior stranded cost filings, will vary Schedules filed by the Company as part of the stipulation in Docket No. 2003-666 reflect the deferred fuel balance as of March 1, 2003, certain additions to relating to the Wheelabrator-Sherman above market contract through December, 2006 and the amortization of the deferred fuel balance though 2012. Applying these assumptions, current tax rates and the agreed upon cost of capital, the Company anticipates that the impact on future earnings resulting from recording deferred income taxes on accrued carrying charges and applying a lower cost of capital to the deferred fuel balance could range from $1.0 million in 2005, increasing to $1.2 million in 2007, then gradually decreasing to $17,000 in 2012. These amounts may vary with changes in the deferred fuel balance and other variables which the Company cannot predict with certainty at this time. Management is analyzing means to mitigate the impact of this stipulation on future net income and cash flows.

In addition to the return allowed on its deferred fuel account as set forth above, under the approved stipulation MPS shall be allowed to recover the following pre-tax returns on the applicable stranded cost rate base components during the rate effective period: (i) the pre-tax return on unrecovered balance of the Wheelabrator-Sherman Contract Buydown shall be 2.79% plus its FAME issuance costs; (ii) the pre-tax return on the unrecovered Seabrook Investment and approved special rate contract costs shall be 11.74%; and, (iii) the pre-tax return on the Maine Yankee decommissioning related costs shall be 8.56%. The stipulation in Docket 2003-666 is attached hereto as Exhibit 99. The stipulation and any accompanying exhibits can be found on the MPUC website at www.maine.gov.us/mpuc.

Maine & Maritimes Corporation is the parent company of Maine Public Service Company, an independent transmission and distribution utility; Energy Atlantic, LLC, a competitive electricity supply company; Maine & Maritimes Energy Services Company (DBA The Maricor Group), all headquartered in Presque Isle, Maine, as well as Maricor Ltd., a Canadian-based subsidiary of Maine & Maritimes Energy Services Company. The Company's website is www.maineandmaritimes.com.

Contact:        Annette N. Arribas
                Director, Investor Relations
                Maine & Maritimes Corporation
                Phone: 207.760.2402
                Fax:  207.760.2403
                aarribas@maineandmaritimes.com


================================================================================

Forward Looking Information:
Except for historical information, all other information provided in this news release consists of "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1935. These "forward-looking statements" are subject to risks and uncertainties, which could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these risks and uncertainties are discussed and identified in Maine & Maritimes Corporation's public filings made with the Securities and Exchange Commission, and include (but are not limited to) a possible inability to raise adequate capital to execute proposed strategies, changes in overall strategy due to economic, regulatory, governmental and/or market conditions, the costs and difficulties related to integration of potentially acquired businesses, potential changes in customer and supplier relationships of potentially acquired firms, changes in governmental regulations, changes in management, and changes in financial markets.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAINE & MARITIMES CORPORATION

Date:  March 2, 2004




By: /S/ J. Nicholas Bayne
        President & CEO